Exhibit 99.2

June 11, 2012

SANDSTORM GOLD ACQUIRES NSR ROYALTY FROM

SOLITARIO AND ELY GOLD FOR US$10.0 MILLION

Denver, Colorado: Solitario Exploration & Royalty Corp. (“Solitario;” NYSE MKT: XPL; TSX: SLR) and Ely Gold & Minerals (“Ely Gold;” TSX.V: ELY) are pleased to announce that Sandstorm Gold (“Sandstorm”) has purchased a 2.4% net smelter returns royalty (“NSR”) on the Mt. Hamilton gold project (“Mt. Hamilton”) for US$10.0 million. The Mt. Hamilton gold project, located in Nevada, U.S.A., is held by Mt. Hamilton LLC (“MH-LLC”) that is 80%-owned by Solitario and 20%-owned by Ely. MH-LLC received an upfront payment of US$6.0 million upon signing the agreement and will receive a future cash remittance of US$4.0 million on January 15, 2013.

As part of the agreement, MH-LLC will have the option, for a period of 30 months, to repurchase up to 100% of the NSR for US$12 million, provided that Solitario enters into a gold stream agreement with Sandstorm that has an upfront deposit of no less than US$30 million. In addition, MH-LLC has provided Sandstorm with a right of first refusal on any future royalty or gold stream financing for the Mt. Hamilton project.

Chris Herald, President and CEO of Solitario, stated: “Annually, Sandstorm evaluates a significant number of projects for funding participation, we are very pleased that they have elected to participate in the funding of Mt. Hamilton’s development. Sandstorm’s purchase of this royalty confirms our belief that the Mt. Hamilton gold project displays robust economics and outstanding resource growth potential. We are currently focused on permitting and engineering activities, with drilling on the horizon.” Ely’s President and CEO, Trey Wasser, said: “This funding enables the joint venture to drill test the historic Seligman deposit where we hope to add significant economic ounces to the current mine plan.”

About Mount Hamilton

Solitario released a feasibility study on the Centennial gold-silver deposit in February 2012 showing favorable economics for an open pit operation with heap leach extraction. Once in operation, the mine is expected to produce 48,000 ounces of gold and 330,000 ounces of silver for an average gold-equivalent production (at a 55:1 silver to gold ratio) of 54,000 ounces per year over an eight-year period, with excellent potential to add additional resources and extend the mine life.

Mineral Reserve Statement, Centennial Gold-Silver Deposit

		Gold Grade		Silver Grade*
Reserve Category	Tons (millions)	Oz/Ton	g/Tonne	Oz/Ton	g/Tonne	Contained Gold (oz)	Contained Silver (oz)
Proven	0.923	0.032	1.10	0.155	5.31	29,300	142,700
Probable	21.604	0.021	0.72	0.134	4.59	457,800	2,884,300
Prov.+Prob.	22.527	0.022	0.75	0.136	4.66	487,100	3,028,200

Reported silver grade is cyanide soluble.

Mineral Resource* Statement, Centennial Gold-Silver Deposit

Resource Category	Tons (000is)	Gold Grade (oz/t)	Contained Gold (oz)	Silver Grade (oz/t)	Contained Silver (oz)

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Measured	918	0.032	29,524	0.155	142,152
Indicated	22,732	0.022	497,330	0.132	3,010,471
Measured and Indicated	23,650	0.022	526,854	0.133	3,152,624
Inferred	3,454	0.018	60,859	0.079	273,457

*Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.

Walter Hunt, Chief Operating Officer of Solitario, B.Sc.-Geology, M.S. Geologic Engineering, is the Qualified Person under NI 43-101 responsible for reviewing and approving the technical information contained in this news release.

Cautionary Note to U.S. Investors concerning estimates of Resources: This section uses the terms “Measured, Indicated and Inferred Resources.” The Company advises U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize the terms. U.S. investors are cautioned not to assume that any part or all of Measured or Indicated Mineral Resources will ever be converted into Reserves. Inferred Resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of a Measured, Indicated or Inferred Resource exists, or is economically or legally minable.

 About Solitario

Solitario is a gold, silver, platinum-palladium, and base metal exploration and royalty company actively exploring in Brazil, Mexico, and Peru. Solitario has significant business relationships with Votorantim Metais on its high-grade Bongará zinc project in Peru and Anglo Platinum on its Pedra Branca platinum-palladium project in Brazil. Solitario is traded on the NYSE MKT ("XPL") and on the Toronto Stock Exchange ("SLR"). Additional information about Solitario is available online at www.solitarioxr.com

About Ely Gold

Ely Gold is focused on the acquisition and development of gold resources in North America. Besides its interest in the Mt. Hamilton project, Ely Gold has entered into a series of transactions to acquire a portfolio of assets in the Abitibi Gold Camp in Quebec. Ely Gold is traded on the TSX Venture Exchange ("ELY"). Additional information about Ely Gold is available online at www.elygoldandminerals.com

FOR MORE INFORMATION AT SOLITARIO, CONTACT:

Debbie Mino-Austin Director-Investor Relations	(800) 229-6827
Christopher E. Herald President & CEO	(303) 534-1030

FOR MORE INFORMATION AT ELY GOLD, CONTACT:

Steve Kenwood Director	(604) 488-1104

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Trey Wasser President & CEO	(972) 803-3087

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934, and as defined in the United States Private Securities Litigation Reform Act of 1995 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Forward-looking statements are statements that are not historical fact. They are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made and address activities, events or developments that Solitario expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Forward-looking statements involve a number of risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Such forward-looking statements include, without limitation, statements regarding the Company’s expectation of the projected timing and outcome of engineering studies; expectations regarding the receipt of all necessary permits and approvals to implement the mining plan at Mt. Hamilton; the potential for confirming, upgrading and expanding oxide gold and silver mineralized material at Mt. Hamilton; reserve and resource estimates; operating cost estimates; estimates of gold and silver grades; estimates of recovery rates; expectations regarding the cash flow generated by the property; and other statements that are not historical facts. Although Solitario management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Solitario’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Mt. Hamilton and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; the possibility that environmental laws and regulations will change over time and become even more restrictive; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Solitario’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Solitario’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.